                                                                     Exhibit 1.8
                                  [Translation]

                               QUEBECOR MEDIA INC.
                                 (the "Company")


              BY-LAW AUTHORIZING THE CREATION OF A FIFTH SERIES OF
                           PREFERRED SHARES SERIES "E"

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                                      being

                              BY-LAW NUMBER 2004-2

BE IT ENACTED AND IT IS HEREBY ENACTED AS BY-LAW NO. 2004-2 OF THE COMPANY AS
FOLLOWS:


     1. This by-law authorizes the creation of a fifth series of preferred shares, series "E", the rights, privileges, restrictions and conditions of which are more fully described in Schedule 1 hereto, which forms an integral part hereof.

     2. Pursuant to this by-law, the President and the Secretary of the Company are authorized and instructed and have the power to sign this by-law for and on behalf of the Company and their signature hereto shall be deemed conclusive evidence of the approval of this by-law by the board of directors and the shareholder of the Company.

     3. Any director or officer of the Company is hereby authorized and has the power to sign and deliver, for and on behalf of the Company, all such deeds, documents, contracts and agreements, to make any representation, to deliver or have delivered any certificate and to do such other acts and things as he or she may deem necessary, in his or her full discretion, to give effect to this by-law, including, without limitation, the filing of articles of amendment to give effect to the creation of the preferred shares, as provided in this by-law.


By-law number 2004-2, adopted and signed on November 26, 2004.


(s) Serge Gouin                             (s) Louis Saint-Arnaud
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Serge Gouin                                 Louis Saint-Arnaud
President and Chief Executive Officer       Senior Vice President, Legal Affairs
                                            and Secretary